Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Investcorp AI Acquisition Corp. (the “Company”) for the fiscal year ending December 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Nikhil Kalghatgi, Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 16, 2025	/s/ Nikhil Kalghatgi

Nikhil Kalghatgi
Chief Executive Officer
(Principal Executive Officer)